UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of Earliest Event Reported): June 9, 2010

IRIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11181	94-2579751
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9172 Eton Avenue

Chatsworth, CA 91311

(Address of Principal Executive Offices/Zip Code)

(818) 709-1244

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We are a party to that certain Business Loan Agreement, dated March 24, 2006, with California Bank & Trust (the “Bank”), as amended to date, and related agreements with respect to a $6.5 million loan facility (the “$6.5 Million Facility”), which loan facility had a maturity date of June 30, 2010. We do not have any indebtedness outstanding under the $6.5 Million Facility.

By letter agreement dated June 9, 2010, the Bank extended the maturity date of the $6.5 Million Facility to August 31, 2010. We are presently negotiating with the Bank for a longer-term extension of the credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS INTERNATIONAL, INC.

Date: June 14, 2010	By:	/s/ MARTIN S. MCDERMUT
Martin S. McDermut
Acting Chief Financial Officer

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